EXHIBIT 10.11

IRREVOCABLE INSTRUCTIONS TO TRANSFER AGENT

Date:  June 28, 2012

To the transfer agent of CORD BLOOD AMERICA, INC.

Re:    Instruction to Reserve and Transfer Shares

Ladies and Gentlemen:

Reference is made to that certain Secured Convertible Promissory Note dated as of June 27, 2012 (the “Note”), made by Cord Blood America, Inc., a Florida corporation (the “Company”), pursuant to which the Company agreed to pay to Tonaquint, Inc., its successors and/or assigns (the “Holder”), the aggregate sum of $1,252,000 plus interest, fees, and collection costs.  The Note was issued pursuant to that certain Securities Purchase Agreement dated June 27, 2012, by and between the Company and the Holder (the “Agreement” and together with the Note and all other documents entered into in conjunction therewith, including any amendments or waivers, the “Loan Documents”).  Pursuant to the terms of the Note, the Note may be converted into shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) (the shares of Common Stock issuable upon any conversion or otherwise under the Note, the “Shares”).

Pursuant to the terms of the Agreement, until all of the Company’s obligations under the Agreement and the Note are paid and performed in full, the Company has agreed to at all times, subject to the below, require its transfer agent to establish a reserve of shares of authorized but unissued Common Stock equal to:  the higher of such number of shares of Common Stock (1) as shall be necessary to effect the full conversion of the Note as of the relevant date of determination, multiplied by two, and (2) equal to two times the Outstanding Balance (as defined in the Note) of the Note as of the relevant date of determination, divided by the then-current Conversion Price (as defined in and determined pursuant to the Note), provided that the transfer agent shall not be required to establish the reserve of shares until such time as the Company has increased the number of its authorized shares such that it is possible for the transfer agent to establish such a share reserve (such number of shares is referred to as the “Share Reserve”).

This irrevocable letter of instructions (this “Letter”) shall serve as the authorization and direction of the Company to Interwest Transfer Company, Inc. or its successors as the Company’s transfer agent (also referred to herein as “you” or “your”), to reserve shares of Common Stock and to issue (or where relevant, to reissue in the name of Holder) shares of Common Stock to the Holder, upon the order of the Holder, upon conversion of the Note, as follows:

1. From and after the date hereof and until all of the Company’s obligations under the Agreement and the Note are paid and performed in full, but not until such time as the Company has increased the number of its authorized shares such that it is possible to do so: (a) you shall establish a reserve of shares of authorized but unissued Common Stock intended to cover the Share Reserve in an amount not less than 225,000,000 shares (the “Transfer Agent Reserve”), (b) you shall maintain and hold the Transfer Agent Reserve for the exclusive benefit of the Holder, (c) you shall issue the shares of Common Stock held in the Transfer Agent Reserve to the Holder only (subject to the immediately following clause (d)), (d) when you issue shares of Common Stock to the Holder under the Note pursuant to the other instructions in this Letter, you shall not issue any such shares from the Transfer Agent Reserve, unless the Holder delivers to you written pre-approval of such issuance from the Transfer Agent Reserve, (e) you will not reduce the Transfer Agent Reserve under any circumstances, unless the Holder delivers to you written pre-approval of such reduction of the Transfer Agent Reserve, and (f) you shall immediately add shares of Common Stock to the Transfer Agent Reserve as and when requested by the Company in writing from time to time.

2. You shall issue the Shares free of any restrictive legend to the Holder upon a conversion of all or any portion of the Note, upon delivery to you of (a) a duly executed Notice of Conversion substantially in the form attached hereto as Exhibit A (the “Conversion Notice”), and (b) either (i) written confirmation that the Shares are registered pursuant to an effective registration statement, or (ii) a legal opinion as to the free transferability of the Shares from counsel, dated within ninety (90) days from the date of conversion, to either the Holder or the Company; provided, however, that in the event the legal opinion is not provided as described above, you will issue the Shares subject to a restrictive legend. Please note that a share issuance resolution is not required for each conversion since this Letter and the Transaction Documents have been approved by the Company’s board of directors. For the avoidance of doubt, this Letter is your authorization and instruction by the Company to issue the Shares pursuant to this Letter without any further authorization or direction from the Company. You shall rely exclusively on the instructions in this Letter and shall have no liability for relying on any Conversion Notice provided by the Holder. Any Conversion Notice delivered hereunder shall constitute an irrevocable instruction to you to process such notice or notices in accordance with the terms thereof, without any further direction or inquiry. Such notice or notices may be transmitted to you by fax, email, or any commercially reasonable method.

3. In the case of a request for Shares pursuant to Paragraph 2 above, you shall, within three (3) Trading Days (as defined below) thereafter, (a) if you are eligible to participate in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of the Common Stock to the Holder’s or its designee’s balance account with DTC through the Deposit Withdrawal at Custodian (“DWAC”) system, provided the Holder causes its bank or broker to initiate the DWAC transaction, or (b) if you are not eligible to participate in the DWAC system, issue and deliver to the Holder, via a common carrier for overnight delivery, to the address as specified in the Conversion Notice, a certificate or certificates, registered in the name of the Holder or its designee(s), for such number of shares of Common Stock as may be requested by the Holder to be transferred as set forth in the Conversion Notice, up to the number of Shares evidenced by the certificates.  For purposes hereof, “Trading Day” shall mean any day on which the New York Stock Exchange is open for customary trading. Notwithstanding any other provision hereof, the Company and the Holder understand that you shall not be required to perform any issuance or transfer of Shares if (i) such an issuance or transfer of Shares is in violation of any state or federal securities laws or regulations, or (ii) the issuance or transfer of Shares is prohibited or stopped as required or directed by a court order.

4. You understand that a delay in either the crediting of Shares or the delivery of certificates hereunder, as the case may be, could result in economic loss to the Holder and that time is of the essence in your processing of a Conversion Notice.

5. To the extent the applicable Shares being issued or reissued will be certificated, the certificates representing the Shares to be issued or reissued pursuant to Paragraph 2 above, if the date on which the Conversion Notice is submitted to you is (i) more than twelve (12) months following the date of issuance of the Note, or (ii) more than six (6) months following the date of issuance of the Note and the Company is subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall (A) be in the name of the Holder, (B) not bear any legend restricting transfer, (C) not be subject to any stop-transfer restrictions, and (D) shall otherwise be freely transferable on the books and records of the Company pursuant to the opinion of counsel described in Paragraph 2 above. You will accept such opinion of counsel provided that it opines that the certificates may be issued or delivered without restrictive legend in accordance with the applicable securities laws of the United States.

6. The Company hereby confirms to you and to the Holder that no instruction other than as contemplated herein (i.e., instructions to increase the transfer Agent Reserve as necessary pursuant to Paragraph 1(f) above) will be given to you by the Company with respect to the matters referenced herein. The Company hereby authorizes you, and you shall be obligated, to disregard any contrary instruction received by or on behalf of the Company or any other person purporting to represent the Company.

7. The Company hereby agrees to notify the Holder in the event of any replacement of Interwest Transfer Company, Inc. as the Company’s transfer agent.

8. The Company acknowledges that the Holder is relying on the representations and covenants made by the Company in this Letter and that the representations and covenants contained in this Letter constitute a material inducement to the Holder to make the loan evidenced by the Note.  The Company further acknowledges that without such representations and covenants of the Company made in this Letter, the Holder would not have made the loan to the Company evidenced by the Note.

9. The Holder is an intended third-party beneficiary of this Letter. The parties hereto specifically acknowledge and agree that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Holder will be irreparably damaged, and that damages at law would be an inadequate remedy if this Letter were not specifically enforced.  Therefore, in the event of a breach or threatened breach of this Letter, the Holder shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for a specific performance of the provisions of this Letter.

10. This Letter shall be fully binding and enforceable against the Company even if it is not signed by the transfer agent. If the Company takes (or fails to take) any action contrary to this Letter, then such action or inaction will be a default under the Loan Documents. Although no additional direction is required by the Company, any refusal by the Company to immediately confirm this Letter and the instructions contemplated herein to the transfer agent will be a default under the Loan Documents.

11. By signing below, each individual executing this Letter on behalf of an entity represents and warrants that he or she has authority to so execute this Letter on behalf of such entity and thereby bind such entity to the terms and conditions hereof.

12. The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).  You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

Cord Blood America, Inc.

ACKNOWLEDGED AND AGREED:

THE HOLDER:

Tonaquint, Inc.

Attachments:

Exhibit A – Form of Conversion Notice

Signature Page to Irrevocable Instructions to Transfer Agent Letter

EXHIBIT A

FORM OF CONVERSION NOTICE

[attached]